UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 27, 2025
(Earliest Event Date requiring this Report: February 24, 2025)

CAPSTONE COMPANIES, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Florida	0-28331	84-1047159
(State of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Number 144-V, 10 Fairway Drive Suite 100
Deerfield Beach, Florida 33441
(Address of principal executive offices)

(954) 570-8889, ext. 313
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None

Title of Class of Securities.	Trading Symbol(s).	Name of exchange on which registered
N/A	N/A	N/A

The Registrant’s Common Stock is quoted on the OTCQB Venture Market of the OTC Markets Group, Inc. under the trading symbol “CAPC.”

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. On February 24, 2025, Brian Rosen, an existing Director of the Company, was appointed as a member of the Audit Committee of the Company’s Board of Directors. His compensation as an Audit Committee member will be participation in an equity incentive compensation plan that the Company intends to adopt in the first fiscal quarter of 2025.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics. On February 24, 2025, the Company’s Board of Directors adopted an Insider Trading Policy to replace the insider trading provisions of the existing Code of Ethics. The new Insider Trading Policy updates the contact information for notices and compliance inquiries; provides greater clarity for the scope of the policy, especially in terms of Black Out periods; and has new notice procedures for proposed trading in Company’s securities by Company’s officers, directors and employees. The new Insider Trading Policy is attached to this Current Report on Form 8-K as Exhibit 14 and the foregoing summary is qualified in its entirety by reference to said Exhibit 14.

Item 9.01 Financials and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description
14	Insider Trading Policy of Capstone Companies, Inc., dated February 24, 2025

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE COMPANIES, INC., A FLORIDA CORPORATION

By: /s/ Alex Jacobs

Alex Jacobs, Chief Executive Officer

Dated: February 27, 2025

EXHIBIT INDEX

Exhibit Number	Exhibit Description
14	Insider Trading Policy of Capstone Companies, Inc., dated February 24, 2025